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                      PIONEER SMALL AND MID CAP GROWTH FUND

                         SPECIAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 10, 2009

This proxy is solicited on behalf of the Board of Trustees of Pioneer Series Trust II (the "Trust"). The undersigned hereby appoints John F. Cogan, Jr., Dorothy E. Bourassa and Christopher J. Kelley, each of them (with full powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in Pioneer Small and Mid Cap Growth Fund (the "Fund"), a series of the Trust, at the Special Meeting of Shareholders of the Fund to be held at 2:00 p.m., Eastern time, on September 10, 2009, at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts, and any adjournment or postponement thereof (the "Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment or postponement. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting of Shareholders and combined Proxy Statement and Prospectus.

                                        Date:  [            ], 2009

                                        YOUR VOTE IS VERY IMPORTANT.
                                        PLEASE COMPLETE, SIGN, DATE AND RETURN
                                        THE ENCLOSED PROXY CARD PROMPTLY.

                                        ____________________________________

                                        ____________________________________
                                        Signature(s) of Shareholder(s) (Sign in the Box)


                                        Note: Please sign exactly as your name
                                        appears on this Proxy. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title as such. If a corporation or
                                        partnership, please sign in full
                                        corporate or partnership name by an
                                        authorized officer.



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             NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED
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YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.
THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE BELOW.

Your Board of Trustees recommends that you vote "FOR" Proposal 1.

1. To approve an Agreement and Plan of Reorganization between your fund and Pioneer Oak Ridge Small Cap Growth Fund (the "Acquiring Fund"). Under an Agreement and Plan of Reorganization, your fund will transfer all of its assets to the Acquiring Fund in exchange for the same class of shares of the Acquiring Fund.

     Please review the enclosed combined Proxy Statement and Prospectus because it contains important information regarding this proposal.

     FOR __________     AGAINST __________     ABSTAIN __________

2. To transact such other business as may properly come before the meeting or and adjournments or postponements thereof.

                WE NEED YOUR VOTE BEFORE [_________] [__], 2009.

                     PLEASE SIGN AND DATE THE REVERSE SIDE.